UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336) 723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On December 15, 2008, Triad Guaranty Inc. (the “Company”) issued a press release announcing that William T. Ratliff, III, Chairman of the Company’s Board of Directors, has adopted a pre-arranged stock trading plan to sell up to 42,250 shares of the Company’s common stock. The plan was established to facilitate Mr. Ratliff’s personal financial and tax planning. The plan was adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions.

Under his plan, Mr. Ratliff may sell up to 42,250 shares of the Company’s common stock beginning December 17, 2008. Mr. Ratliff’s plan is scheduled to terminate when the 42,250 shares are sold, or, if earlier, November 17, 2009.

The transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Rule 10b5-1 permits, among other things, individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.

The press release announcing the adoption of this plan is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Press release, dated December 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth W. Jones
December 15, 2008	Kenneth W. Jones President and Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 15, 2008.